WOW ENTERTAINMENT, INC. AND SUBSIDIARY
                 (FORMERLY AMERICAN GAMING & ENTERTAINMENT, LTD.
                                AND SUBSIDIARIES)

                        CONSOLIDATED FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                      August 31, 2000 and December 31, 1999

                     WOW ENTERTAINMENT, INC. AND SUBSIDIARY
                 (FORMERLY AMERICAN GAMING & ENTERTAINMENT, LTD.
                                AND SUBSIDIARIES)


                                    CONTENTS


                                                                  Page

Independent Auditors' Report                                       F-1

Consolidated Balance Sheets                                        F-2

Consolidated Statements of Operations                              F-3

Consolidated Statements of Stockholders' Equity                    F-4

Consolidated Statements of Cash Flows                              F-5

Notes to Consolidated Financial Statements                  F-6 - F-21

                          Independent Auditors' Report



Board of Directors and Stockholders
WOW Entertainment, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of WOW Entertainment, Inc. and Subsidiary (formerly American Gaming & Entertainment, Ltd. and Subsidiaries) as of August 31, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the eight-month period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of WOW Entertainment, Inc. and Subsidiary (formerly American Gaming & Entertainment, Ltd. and Subsidiaries) as of December 31, 1999, were audited by other auditors whose report dated March 17, 2000, on those statements included an explanatory paragraph that described certain conditions that raised substantial doubt about the Company's ability to continue as a going concern.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements for the eight-month period ended August 31, 2000 referred to above present fairly, in all material respects, the financial position of WOW Entertainment, Inc. and Subsidiary at August 31, 2000, and the results of their operations and their cash flows for the eight-month period then ended in conformity with generally accepted accounting principles.

As discussed in Note 13 to the consolidated financial statements, effective July 21, 2000, the Company implemented a quasi-reorganization which eliminated its accumulated deficit of $60,099,000.




KATZ, SAPPER & MILLER, LLP
Certified Public Accountants

Indianapolis, Indiana
October 26, 2000

                     WOW ENTERTAINMENT, INC. AND SUBSIDIARY
        (FORMERLY AMERICAN GAMING & ENTERTAINMENT, LTD. AND SUBSIDIARIES)

                           CONSOLIDATED BALANCE SHEETS

                                                  ASSETS
                                                                             August 31,      December 31,
                                                                               2000              1999
CURRENT ASSETS
      Cash                                                                  $    294,000    $    127,000
      Restricted cash-Note 3                                                      80,000             -
      Prepaid insurance                                                          135,000             -
      Prepaid distribution fee                                                   970,000             -
      Other current assets                                                         9,000          65,000
      Due from stockholder-Note 4                                                    -           376,000
                                                                            ------------    ------------
           Total Current Assets                                                1,488,000         568,000

PRODUCTION COSTS                                                                  60,000             -

OFFICE EQUIPMENT                                                                  27,000           5,000

WEB-SITE DEVELOPMENT COSTS                                                        98,000             -
                                                                            ------------    ------------

           TOTAL ASSETS                                                     $  1,673,000    $    573,000
                                                                            ============    ============

                                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable                                                      $    164,000    $     47,000
      Due to escrow agent-Note 3                                                  80,000             -
      Accrued payroll and related expenses                                       118,000           3,000
      Accrued expenses                                                            40,000          52,000
                                                                            ------------    ------------
           Total Current Liabilities                                             402,000         102,000
                                                                            ------------    ------------

STOCKHOLDERS' EQUITY-Notes 3,6 and 7
      Preferred stock                                                          1,300,000      17,137,000
      Preferred stock subscribed (7,000 shares)                                  700,000             -
      Common stock                                                               624,000          21,000
      Additional paid-in capital and warrants outstanding                        158,000      42,812,000
      Accumulated deficit, since July 21, 2000 when                             (811,000)    (59,474,000)
                                                                            ------------    ------------
       a deficit of $60,099,000 was eliminated - Note 13                       1,971,000         496,000
      Less: Preferred stock subscribed (7,000 shares)                           (700,000)            -
                 Cost of common shares held in treasury
                  (4,006 shares)                                                     -           (25,000)
                                                                            ------------    ------------
           Total Stockholders' Equity                                          1,271,000         471,000
                                                                            ------------    ------------

                TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $  1,673,000    $    573,000
                                                                            ============    ============

See Accompanying Summary of Accounting Policies and Notes to Consolidated Financial Statements.

                     WOW ENTERTAINMENT, INC. AND SUBSIDIARY
        (FORMERLY AMERICAN GAMING & ENTERTAINMENT, LTD. AND SUBSIDIARIES)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         Eight Months     Year Ended
                                                        Ended August 31,  December 31,
                                                             2000            1999
OPERATING REVENUE
       Equity interests in gaming projects-Note 9        $        -      $ 11,743,000
                                                         ------------    ------------

OPERATING COSTS AND EXPENSES
       Operating costs                                        664,000             -
       Selling, general and administrative expenses           770,000       1,436,000
       Reversal of bad debt expense related to lease
        expenses-Note 10                                          -        (2,792,000)
       Reversal of net liabilities for subsidiaries in
        bankruptcy-Note 10                                        -           (75,000)
                                                         ------------    ------------
            Total Operating Costs and Expenses              1,434,000      (1,431,000)
                                                         ------------    ------------

Operating Income (Loss)                                    (1,434,000)     13,174,000
                                                         ------------    ------------

OTHER INCOME (EXPENSE)
       Interest income                                          8,000          66,000
       Interest expense                                           -        (4,476,000)
       Net gain on sale of assets                                 -         4,186,000
                                                         ------------    ------------
            Total Other Income (Expense)                        8,000        (224,000)
                                                         ------------    ------------

Net Income (Loss) before Extraordinary Credit
 and Income Taxes                                          (1,426,000)     12,950,000

EXTRAORDINARY CREDIT-EXTINGUISHMENT OF DEBT-
 NET OF INCOME TAXES-Note 9                                       -        47,181,000
                                                         ------------    ------------

Net Income (Loss) before Provisions for Income
 Taxes                                                     (1,426,000)     60,131,000

PROVISION FOR INCOME TAXES-Note 8                                 -               -
                                                         ------------    ------------

NET INCOME (LOSS)                                        $ (1,426,000)   $ 60,131,000
                                                         ============    ============


BASIC INCOME PER SHARE - Note 12
       Before extraordinary credit                       $       1.28    $       6.84
       Extraordinary credit                                       -             22.56
                                                         ------------    ------------

            Total Basic Income Per Share                 $       1.28    $      29.40
                                                         ============    ============

DILUTED INCOME PER SHARE - Note 12
       Before extraordinary credit                               0.06            0.06
       Extraordinary credit                                       -              0.12
                                                         ------------    ------------

            Total Diluted Income Per Share               $       0.06    $       0.18
                                                         ============    ============

See Accompanying Summary of Accounting Policies and Notes to Consolidated Financial Statements.

                     WOW ENTERTAINMENT, INC. AND SUBSIDIARY
        (FORMERLY AMERICAN GAMING & ENTERTAINMENT, LTD. AND SUBSIDIARIES)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     Eight Months Ended August 31, 2000 and
                          Year Ended December 31, 1999

                                                    Preferred Stock
                                           ---------------------------------
                                                                                             Additional
                                                                  Women of                 Paid-in Capital Cost of
                                            Series     Series     Wrestling,    Common      and Warrants   Treasury   Accumulated
                                              A       C, D & E       Inc.       Stock       Outstanding     Stock       Deficit
BALANCE AT DECEMBER 31, 1999               $  1,000 $ 15,869,000  $      -    $   126,000  $ 41,421,000   $ (25,000) $(119,605,000)

Effect of 6-for-1 stock split                   -            -           -       (105,000)      105,000         -              -
Accretion of preferred stock                    -      1,267,000         -            -      (1,267,000)        -              -
Dividends accrued on preferred
 stock                                          -            -           -            -        (600,000)        -              -
Reversal of dividends previously
 accrued on preferred stock                     -            -           -            -       3,153,000         -              -
Net income                                      -            -           -            -             -           -       60,131,000
                                           -------- ------------  ----------  -----------  ------------   ---------  --------------


BALANCE AT DECEMBER 31, 1999                  1,000   17,136,000         -         21,000    42,812,000     (25,000)   (59,474,000)

Effect of 6-for-1 reverse stock split           -            -           -     (3,016,000)    3,016,000         -              -
Fair value of stock warrants issued for
 distribution services - Note 13                -            -           -            -         935,000         -              -
Exercise of stock option (5,000 shares)         -            -           -            -           2,000         -              -
Accretion of preferred stock                    -        950,000         -            -        (950,000)        -              -
Cancellation of treasury stock                  -            -           -            -         (25,000)     25,000            -
Conversion of preferred stock into
 60,331,321 shares of common stock
 -Note 6                                     (1,000) (18,086,000)        -      3,619,000    14,467,000         -              -
Quasi-reorganization - Note 13                  -            -           -            -     (60,099,000)        -       60,099,000
Issuance of 20,000 shares of preferred
 stock                                          -            -     2,000,000          -             -           -              -
Preferred stock subscribed
 (7,000 shares)                                 -            -      (700,000)         -             -           -              -
Dividends paid to preferred stockholders        -            -           -            -             -           -          (10,000)
Net loss                                        -            -           -            -             -           -       (1,426,000)
                                           -------- ------------  ----------  -----------  ------------   ---------  -------------
BALANCE AT AUGUST 31, 2000
                                           $    -   $        -    $1,300,000  $   624,000  $    158,000   $     -    $    (811,000)
                                           ======== ============  ==========  ===========  ============   =========  =============

See Accompanying Summary of Accounting Policies and Notes to Consolidated Financial Statements.

                     WOW ENTERTAINMENT, INC. AND SUBSIDIARY
        (FORMERLY AMERICAN GAMING & ENTERTAINMENT, LTD. AND SUBSIDIARIES)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  Eight Months     Year Ended
                                                                Ended August 31,   December 31,
                                                                     2000             1999
OPERATING ACTIVITIES
       Net income (loss)                                          $ (1,426,000)   $ 60,131,000
       Adjustments to reconcile net income (loss) to
        net cash (used) by operating activities:
            Equity interests in gaming projects                            -       (11,743,000)
            Depreciation                                                 1,000         526,000
            Reversal of bad debt expense related to lease
             expenses                                                      -        (2,792,000)
            Reversal of net liabilities for subsidiaries in
             bankruptcy                                                    -           (75,000)
            Interest income from restricted cash                           -           (53,000)
            Accrued interest expense                                       -         4,476,000
            Stock options granted for services                         125,000             -
            Net gain on sale of assets                                     -        (4,186,000)
            Extraordinary credit-extinguishment of debt-Note 9             -       (47,181,000)
            Increase (decrease) in certain operating assets
             and liabilities:
                 Restricted proceeds from sale of barge                    -        (1,562,000)
                 Restricted cash                                           -           376,000
                 Production costs                                      (60,000)            -
                 Other current assets                                 (159,000)         60,000
                 Accounts payable, accrued expenses and other
                  current liabilities                                  140,000         125,000
                                                                  ------------    ------------
                      Net Cash (Used) by Operating Activities       (1,379,000)     (1,898,000)
                                                                  ------------    ------------

INVESTING ACTIVITIES
       Due from stockholder                                            376,000        (376,000)
       Purchase of office equipment                                    (24,000)            -
       Web-site development costs incurred                             (98,000)            -
       Proceeds from sale of barge                                         -           723,000
       Proceeds from disposition of building                               -           416,000
                                                                  ------------    ------------

                      Net Cash Provided by Investing Activities        254,000         763,000
                                                                  ------------    ------------

FINANCING ACTIVITIES
       Dividends paid to preferred stockholders                        (10,000)            -
       Proceeds from issuance of preferred stock                     1,300,000             -
       Proceeds from exercise of stock options                           2,000             -
       Proceeds from notes receivable                                      -         1,139,000
                                                                  ------------    ------------
                      Net Cash Provided by Financing
                       Activities                                    1,292,000       1,139,000
                                                                  ------------    ------------

NET INCREASE IN CASH                                                   167,000           4,000

CASH
       Beginning of Year                                               127,000         123,000
                                                                  ------------    ------------

       End of Year                                                $    294,000    $    127,000
                                                                  ============    ============

See Accompanying Summary of Accounting Policies and Notes to Consolidated Financial Statements.

                     WOW ENTERTAINMENT, INC. AND SUBSIDIARY
        (FORMERLY AMERICAN GAMING & ENTERTAINMENT, LTD AND SUBSIDIARIES).

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

      Nature of Business: Prior to 2000, WOW Entertainment, Inc. and Subsidiary (the "Company"), formerly known as American Gaming & Entertainment, Ltd., operated various gaming operations through wholly-owned subsidiaries. On September 1, 2000, the Company purchased, for nominal consideration, all of the common stock of Women of Wrestling, Inc. ("WOW"), a company owned by the Control Group (Note 3). Based in Indianapolis, Indiana, WOW develops and produces sports entertainment programming. WOW's first run syndicated television series, WOW-Women of Wrestling, premiered in the fall of 2000. The acquisition was accounted for in a manner similar to a pooling of interest.

      Reverse Stock Split: The Board of Directors authorized a one-for-six reverse split of the Company's common stock for shareholders of record as of October 13, 2000. The par value of the Company's common stock remained $.01 per share, and additional paid-in capital was increased. All references to share data for all periods presented have been adjusted to give effect to this reverse stock split.

      Principles of Consolidation: The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. The accompanying financial statements have been prepared including the impact of the change in control (Note 3) which occurred on September 1, 2000.

      Change in Fiscal Year: In 2000, the Company changed its fiscal reporting year end from December 31, to August 31. Accordingly, the 2000 consolidated financial statements include only eight months of operations.

      Estimates: Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were used.

      Revenues: The Company recognizes revenue from the direct distribution, exploitation, and licensing of film and television programs before deduction for any of the Company's direct costs of distribution. For markets and territories in which the Company's fully or jointly-owned films and television programs are distributed by third parties, revenue is the net amounts payable to the Company by third party distributors. Revenue is reduced by appropriate allowances, estimated returns, price concessions, and similar adjustments, as applicable.

      In 1999, revenue was derived primarily from the charter of the Gold Coast Barge (Note 10).

      Cash: The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has never experienced any losses in such accounts.

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Inventory and Production Costs: The Company has implemented AICPA Statement of Position (SOP) 00-2, which requires special accounting for production costs relating to episodic television series. Specifically, SOP 00-2 requires that a company must demonstrate through its experience and industry norms that the number of episodes already produced, plus those for which a firm commitment exists and the entity expects to deliver, can be licensed in the secondary market before an episodic television series can implement the individual-film-forecast-computation method to amortize production costs. SOP 00-2 further stipulates that until an entity can establish estimates of secondary market revenue, capitalized costs for each episode produced should not exceed an amount equal to the amount of revenue contracted for that episode, the entity should expense as incurred production costs in excess of this limitation on an episode-by-episode basis, and the entity should expense all capitalized costs for each episode as it recognizes the related revenue for each episode. The Company did not film its first episode of WOW Women of Wrestling until September 17, 2000, and its first episode was not broadcast until the week of October 2, 2000, both subsequent to the Company's fiscal year end of August 31, 2000. As such, the Company's capitalized production costs as of August 31, 2000, were considered to be in development and pre-production and will be expensed in the upcoming operating cycle as the related episodic revenue is recognized. As of August 31, 2000, the Company had capitalized $60,000 of production costs. Production costs expensed for the eight months ended August 31, 2000, were $428,000.

      Office Equipment is recorded at cost. Depreciation is provided for by the straight-line method over the estimated useful lives (3 to 10 years) of the respective assets.

                                             August 31,   December 31,
                                                2000          1999

           Office Equipment                  $ 31,000       $ 88,000
           Less:  Accumulated Depreciation     (4,000)       (83,000)
                                             --------       --------
               Office Equipment, Net         $ 27,000       $  5,000
                                             ========       ========

      Web Design Costs incurred subsequent to the preliminary project stage are capitalized until the website is operational. A total of $98,000 was capitalized in 2000. Capitalized web design costs are amortized on a straight-line basis over a period of 24 months. The Company began amortizing these costs in September 2000. Costs of maintaining and operating the website are expensed as incurred.

      Long-lived Assets including the Company's office equipment, production costs, website development costs and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to future net undiscounted cash flows expected to be generated by the related asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair market value of the assets. To date, no adjustments to the carrying amount of long-lived assets have been required.

      Leases: The Company's facilities are leased pursuant to month-to-month agreements.

      Advertising and Exploitation Costs including marketing, advertising, publicity, promotion and other distribution costs are expensed as incurred and totaled $236,000 for the eight months ended August 31, 2000. No advertising and exploitation costs were incurred during the year ended December 31, 1999.

      Fair Value of Financial Instruments is estimated using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgement regarding interest rates, prepayments, and other factors. Changes in assumptions or market conditions could significantly affect these estimates. The amounts reported in the consolidated balance sheets for cash, receivables and payables approximate fair value.

      Income Taxes: The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Accordingly, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates.

      Stock-based Compensation: The Company accounts for all stock based compensation under the provision of SFAS No. 123, "Accounting for Stock-Based Compensation", which uses the term compensation in its broadest sense to refer to consideration paid for goods and services, regardless of whether the supplier is an employee or not. In connection with a certain distribution agreement, the Company's distributor was granted a warrant to purchase 1% of the common stock owned by the Control Group at an aggregate exercise price of $1,000,000. The warrant is exercisable immediately and expires in 2005. The Company values stock options and warrants issued based upon an option-pricing model and recognized this value as an expense over the period in which the option vests.

      Income Per Common Share: Income per share has been computed in accordance with SFAS No. 128, "Earnings Per Share." Under SFAS No. 128, basic income per share is computed based on income applicable to common stock divided by the weighted average number of common shares outstanding for the period. Diluted income per share is computed based on income applicable to common stock divided by the weighted average number of shares of common stock outstanding during the period after giving effect to securities considered to be dilutive common stock equivalents. For the eight months ended August 31, 2000 and for the year ended December 31, 1999, the Company's Series A Preferred Stock, Series C Cumulative Preferred Stock ("Series C Preferred Stock"), Series D Cumulative Preferred Stock ("Series D Preferred Stock") and Series E Preferred Stock are considered to be dilutive common stock equivalents. For the eight months ended August 31, 2000, certain common stock options considered to be potential shares of common stock are considered to be dilutive common stock equivalents. For the year ended December 31, 1999, common stock options and warrants considered to be potential shares of common stock are excluded from the calculation of diluted income for common stockholders per common share because they have an antidilutive effect.

NOTE 2 - COMPARATIVE FINANCIAL INFORMATION

                                                    Eight Months   Eight Months
                                                       Ended          Ended
                                                     August 31,     August 31,
                                                       2000           1999
      Selected Financial Data                        (Audited)      (Unaudited)

           Operating revenue                       $      -         $11,743,000
           Net income (loss) before provision for
            income taxes                            (1,426,000)      13,152,000
           Net income (loss)                        (1,426,000)      10,177,000

NOTE 3 - CHANGE IN CONTROL

      On September 1, 2000, Messrs. David B. McLane, John F. Fisbeck and Carter
      M. Fortune (collectively, the "Control Group") and their assigns collectively purchased 61,318,563 shares of the Company's common stock pursuant to two stock purchase agreements dated July 28, 2000. One agreement was with Richard C. Breeden, who is the bankruptcy trustee (the "Trustee") for Bennett Funding Group, Inc. et al. (the "Estate") in a bankruptcy proceeding pending in the United States Bankruptcy Court for the Northern District of New York (the "Bankruptcy Court"). This agreement provided for the purchase of 60,348,060 shares (the "Estate Stock") of common stock from the Estate for $98,200 in cash. The Estate Stock included 60,098,060 shares of Common Stock that were converted from the Company's Series C Cumulative Preferred Stock, Series D Cumulative Preferred Stock and Series E Preferred Stock owned by the Estate pursuant to a notice of conversion delivered to the Company dated July 21, 2000 (Note 11). The other agreement was with Shamrock Holdings Group, Inc. ("Shamrock"), collectively with the Estate, the ("Sellers") and provided for the purchase of 970,503 shares of common stock, of which 233,261 shares were converted from the Company's Series A Preferred Stock owned by Shamrock pursuant to a notice of conversion delivered to the Company dated July 21, 2000, (Note 11) for $1,800 in cash. The source of funds for both purchases was from personal funds. Collectively, the stock purchased from the Estate and Shamrock represents 98.1% of the outstanding common stock of the Company.

      Pursuant to the stock purchase agreements, the Control Group and the Sellers required that the amount of cash on hand in the Company as of September 1, 2000, less certain specified liabilities, be deposited with an escrow agent, and subject to certain offsets, be distributed to the Sellers on September 30, 2000. Accordingly, the Company transferred cash in the amount of $80,000 to the escrow agent on September 1, 2000.

NOTE 4 - DUE FROM STOCKHOLDER

      Pursuant to a letter agreement (Note 9), the Company was to retain cash of $464,000 as of January 1, 2000, less legal retainers plus accounts payable incurred in the ordinary course of business to bona fide third parties and others mutually agreed upon by the Company and Shamrock. As of December 31, 1999, approximately $376,000 was due from Shamrock in connection with excess cash distributions. The Company received repayment in April 2000.

NOTE 5 - CREDIT FACILITIES

      In accordance with a letter agreement (Note 9), the Company agreed to transfer certain assets ("Transferred Assets") to Shamrock. The amount of the Transferred Assets reduced the Company's indebtedness to Shamrock. Additionally, pursuant to the letter agreement, Shamrock released the Company from all debts and liabilities in excess of the amount of the Transferred Assets and waived all accrued dividends, whether declared or undeclared, on the Series C Preferred Stock and the Series D Preferred Stock.

      At August 31, 2000, the Company had a $3 million operating line of credit with a stockholder. The line of credit is secured by the assets of WOW, the Company's operating subsidiary, and interest is payable monthly at a rate of LIBOR plus 1%. There were no outstanding borrowings at August 31, 2000. In November 2000, the stockholder agreed to loan to the Company up to an additional $1,000,000 under substantially the same terms as the original loan from the stockholder for additional consideration that is being negotiated as of the date of this report.

NOTE 6 - STOCKHOLDERS' EQUITY

      The following are the details of the preferred and common stock (after giving effect to the one-for-six reverse stock split) as of August 31, 2000 and December 31, 1999:

                                                       Number of Shares
                                            Authorized      Issued      Outstanding     Amount
August 31, 2000
---------------
     Common stock, $0.01 par
      Value (1)                            500,000,000    62,424,946    62,424,946   $   624,000
                                                                                     -----------

     Preferred stock
         Series A Preferred stock
          of subsidiary, $100 par
          value                              5,000,000        13,000        13,000   $ 1,300,000
                                                                                     -----------


December 31, 1999
-----------------
     Common stock, $0.01 par value           8,333,333     2,092,690     2,088,684   $    21,000
                                                                                     -----------

     Preferred Stock
         Series A preferred stock,
          $0.01 par value                       55,983        55,983        55,983   $     1,000

         Series C cumulative preferred
          stock, $0.01 par value                 4,000         4,000         4,000     5,995,000

         Series D cumulative preferred
          stock, $0.01 par value                 4,000         4,000         4,000     5,779,000

         Series E preferred stock, $0.01
          par value                              4,000         4,000         4,000     5,362,000
                                                                                     -----------

                                                                                     $17,137,000
                                                                                     -----------

      (1) The principal stockholder of the distributor of the Company's television program owns approximately 1,875,000 shares of the Company's common stock. The distributor was also granted a warrant (Note 7) to purchase 1% of the common stock owned by the Control Group.

      All the shares of the Company's Series A Preferred Stock were converted into 233,261 shares of common stock as of July 21, 2000. The shares of Series A Preferred Stock, all the outstanding shares of which were held by Shamrock, were convertible at the holder's option into 25 shares of common stock per share of Series A Preferred Stock. The shares of Series A Preferred Stock did not accrue or pay dividends.

      All the shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock were converted into 60,098,060 shares of Common Stock as of July 21, 2000. Each of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock was convertible by the holder thereof into the number of shares of common stock equal to the then-applicable redemption price for each such series divided by an amount equal to 75% of the average market price of Common Stock for the ten consecutive business days prior to the conversion date.

      As a result of the conversion of all the shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the Company reversed accrued accretion on those series of preferred stock totaling approximately $18,086,000 as of July 21, 2000. Additionally, as a result of the conversion of all the shares of preferred stock, the Company recorded common stock of approximately $3,620,000 and additional paid-in capital of approximately $14,467,000 as of such date.

      Pursuant to the letter agreement (Note 9), Shamrock waived all accrued dividends, whether declared or undeclared, on the Series C Preferred Stock and the Series D Preferred Stock. The Series E Preferred Stock had no stated dividend rate. Accordingly, the Company reversed accrued dividends on the Series C Preferred Stock and Series D Preferred Stock totaling approximately $1,627,000 and approximately $1,527,000, respectively, as of December 16, 1999.

      On May 5, 2000 the Company's subsidiary, WOW, authorized 5,000,000 shares of cumulative voting Series A Preferred Stock. Dividends are payable quarterly at the rate of Libor plus 1%. Preferred stockholders have preference over common stockholders in dividends and liquidation rights. The Preferred Stock has voting rights similar to those of the common stockholders. At the Company's option, the Series A Preferred Stock may be redeemed at a purchase price of $100 per share plus any unpaid dividends. The outstanding and subscribed preferred stock was purchased by a member of the Control Group.

NOTE 7 - STOCK OPTIONS, WARRANTS AND OTHER COMPENSATION

      The Company sponsored a stock option plan for employees that provided for the issuance of both incentive and nonqualified stock options to purchase shares of the Company's common stock at exercise prices not less than the fair market value of the common stock on the date of grant. The stock option plan terminated as a result of the purchase of substantially all of the common stock by the Control Group on September 1, 2000 (Note 3), and all options granted under the Plan that were not exercised prior to such purchase were terminated. Transactions related to the stock option plan were as follows:

                                    Eight Months     Weighted Average    Year Ended    Weighted Average
                                  Ended August 31,    Exercise Price    December 31,    Exercise Price
                                       2000             Per Share           1999          Per Share
      Options outstanding
       at beginning of period          238,482            $16.44          250,901           $18.72
      Options exercised                 (5,000)           $ 0.36              -                -
      Options canceled                (150,148)(1)        $25.92          (12,419)          $62.46
                                     ---------                           --------

      Options outstanding
       at end of period                 83,334 (1)        $ 0.42          238,482           $16.44
                                     =========                           ========

      (1) The Company's former President and CEO was the only option holder to advise the Company that he would exercise certain of his options, granted in 1996, prior to the purchase of substantially all of the Common Stock by the Control Group. Such options, at an exercise range of $0.375 to $0.48, were exercised on September 1, 2000, immediately prior to such purchase.

      The Company determined that it would account for employee stock-based transactions under Accounting Principles Board Opinion No. 25. Accordingly, no compensation cost has been recognized for options issued with an exercise price equal to the market value of the common stock at the date of grant. The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," which defines a fair value method of accounting for stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Management believes that had compensation cost been determined based on the fair value at the grant dates consistent with the provisions of SFAS No. 123, there would have been no material effect on the Company's net income
      (loss) and earnings per common share for the eight months ended August 31, 2000 or the year ended December 31, 1999. No options were granted during the eight months ended August 31, 2000 or the year ended December 31, 1999.

      The Company periodically issues warrants on a one-for-one basis, for the purchase of shares of its common stock. The exercise prices of the warrants are no less than the fair market value of the common stock on the dates of grant. The estimated fair market value of the warrants are measured on the date of grant (measurement date), and accounted for as part of the related transaction. At the beginning of 1999, warrants for the purchase of 29,792 shares of common stock at exercise prices ranging from $18.00 to $97.50 were outstanding. All such warrants expired in 1999. No warrants were exercised during the year ended December 31, 1999. In connection with the change in control discussed in Note 3, the Company has agreed to grant 50,000 new warrants to the Company's former CEO on June 30, 2002. Each new warrant is convertible into one share of common stock at an exercise price of $1.00 per share exercisable June 30, 2002 through June 30, 2008.

      In connection with a certain distribution agreement, the Company's distributor was granted a warrant to purchase 1% of the common stock owned by the Control Group at an aggregate exercise price of $1,000,000. The warrant is exercisable immediately and expires in 2005 (Note 1).

NOTE 8 - INCOME TAXES

      The partial repayment of debt to Shamrock pursuant to the letter agreement (Note 4), which for tax purposes is effective for the eight months ended August 31, 2000, was accomplished by the transfer of the Transferred Assets. The release by Shamrock of the remaining debt owed by the Company to Shamrock, effective for tax purposes for the eight months ended August 31, 2000, did not result in any taxable gain. However, the Company's net operating loss carryforwards and other tax attributes were reduced by the amount of the forgiveness.

      Reconciliation of income taxes computed at the statutory rate to the Company's effective rate is as follows:

                                                           Eight Months
                                                              Ended        Year Ended
                                                            August 31,    December 31,
                                                              2000           1999
           Federal income tax (benefit) at statutory rate   $(500,000)    $ 21,046,000
           Valuation allowance                                500,000       21,046,000
                                                            ---------     -------------

               Provision for Income Taxes                   $    -        $        -
                                                            =========     =============

      The significant components of the Company's deferred tax asset are as follows:

           Deferred Tax Assets:
               Net operating loss carryforwards             $ 445,000     $ 11,957,000
               Stock warrants                                  55,000              -
               Valuation allowance                           (500,000)     (11,957,000)
                                                            ---------     ------------
           Net Deferred Tax Assets                          $    -        $        -
                                                            =========     ============

      At August 31, 2000, the Company's tax operating loss carryforwards were approximately $1,301,000 and expire in 2020.

NOTE 9 - 1999 RESTRUCTURING

      In accordance with an Agreement dated November 23, 1999 between the Company and Shamrock (the "Letter Agreement"), the Company agreed to transfer to Shamrock (a) substantially all of the Company's right, title and interest under the First Amended Joint Plan of Liquidation (the "Mississippi Plan") for Amgam Associates, Inc. ("AMGAM") and American Gaming and Resorts of Mississippi, Inc. ("AGRM") and (b) all payments, distributions, dividends and proceeds of any type to which the Company is entitled pursuant to or in connection with an Irrevocable Proxy and Consent Agreement (the "Proxy Agreement") relating to a 4.9% interest in a riverboat gaming and entertainment complex in Rising Sun, Indiana (the "RSR Interest") (collectively, the "Transferred Assets"). On December 16, 1999, the Letter Agreement was approved by the Bankruptcy Court, in which Shamrock was a debtor in bankruptcy from June 1998 through February 2000.

      The Transferred Assets constituted substantially all of the assets of the Company as of December 16, 1999. The amount of the Transferred Assets reduced the Company's indebtedness to Shamrock. The Company was to retain cash of $464,000 as of January 1, 2000, less legal retainers plus accounts payable incurred in the ordinary course of business to bona fide third parties and others mutually agreed upon by the Company and Shamrock (Note
      4).

      In accordance with the Letter Agreement, the Company executed a security agreement in favor of Shamrock relating to the RSR Interest in exchange for Shamrock agreeing to forebear from the exercise of any rights or remedies in respect of all obligations owing by the Company to Shamrock. Prior to December 16, 1999, the Company was indebted to Shamrock in the amount of approximately $64,315,000.

      Pursuant to the Letter Agreement, Shamrock released the Company from all debts and liabilities in excess of the amount of the Transferred Assets, and dismissed with prejudice of the adversary proceeding captioned Richard C. Breeden, Trustee of the Bennett Funding Group, Inc. et al v. Gamma International, (Formerly American Gaming & Entertainment, Ltd. and John Does 1 to 100 (AP 98-70465 A) (United States Bankruptcy Court for the Northern District of New York).

      Shamrock waived all accrued dividends, whether declared or undeclared, on the Series C Preferred Stock and the Series D Preferred Stock (Note 9).

      In accordance with the Letter Agreement, the Company released Shamrock from all debts and liabilities and withdrew all claims in the bankruptcy cases of Shamrock and Bennett Funding Group, Inc. et al.

      As a result of the transactions agreed to in the Letter Agreement, the Company recorded a decrease in assets of approximately $9,915,000 and a decrease in liabilities of approximately $64,347,000 as of December 16, 1999. Additionally, net income increased by approximately $51,279,000 and net income for common stockholders increased by approximately $54,432,000 for the year ended December 31, 1999.

      Indiana

           Pursuant to the Proxy Agreement, RSR, LLC ("RSR"), a limited liability company formed by the Company and a group of non-affiliated individuals, was obligated to purchase the RSR Interest from NBD Bank, N.A., as trustee ("NBD"), for the benefit of the Company, at an average appraised fair market value.

           On September 9, 1999, RSR alleged that the Company and its principal stockholders fraudulently induced RSR and the other members of RSR to enter into the operating agreement for RSR and the Proxy Agreement. RSR offered to release the Company from such alleged claims in exchange for the RSR Interest and all distributions received by the Company with respect to the RSR Interest. The Company rejected RSR's offer and filed suit against RSR for damages arising from RSR's failure to comply with the provisions of the Proxy Agreement and purchase the RSR Interest.

           In accordance with the Letter Agreement, the Company agreed to transfer to Shamrock all payments, distributions, dividends and proceeds of any type to which the Company is entitled pursuant to, or in connection with, the RSR Interest and the Company, and Shamrock executed a security interest in the RSR Interest in exchange for Shamrock agreeing to forebear from the exercise of any rights or remedies in respect of all obligations owing by the Company to Shamrock (see Note 5).

           On August 25, 2000, the Company entered an Agreement and Release with RSR, pursuant to which RSR agreed to purchase the RSR Interest, and the Company agreed to dismiss with prejudice its suit against RSR. All sales proceeds under such agreement will be paid directly to Shamrock in accordance with the Letter Agreement.

           The Company did not receive any financial statement information or payments relating to the RSR Interest for the year ended December 31, 1999 and therefore did not record any revenues attributable to the RSR Interest for such period.

      Mississippi

           Prior to 1999, an involuntary petition for liquidation under Chapter 7 of the Code was filed with the United States Bankruptcy Court, Southern District of Mississippi (the "Mississippi Bankruptcy Court") against AMGAM, which operated the Gold Shore Casino in Biloxi, Mississippi. The case was subsequently converted into a reorganization under Chapter 11 of the Code. Additionally, prior to 1999, AGRM, which owned and leased certain property in Vicksburg, Mississippi, filed a voluntary petition for reorganization under Chapter 11 of the Code with the Mississippi Bankruptcy Court.

           Prior to 1998 and the bankruptcy proceedings of AGRM and AMGAM, the Gold Coast Barge, on which AMGAM had previously operated the Gold Shore Casino, had been transferred to the Company from AGRM in exchange for the cancellation of AGRM's guaranty to the Company of certain unpaid lease obligations of AMGAM to the Company.

           Pursuant to a Charter Agreement (the "Charter Agreement") entered into prior to 1998 between the Company and President Mississippi Charter Corporation ("PMCC"), PMCC leased the Gold Coast Barge from the Company. Effective October 30, 1998, PMCC and the Company entered into an amendment to the Charter Agreement (the "Charter Amendment"). Pursuant to the Charter Amendment, among other things, (i) PMCC paid $4,105,000 (the "Amendment Payments") into an escrow account (the "Escrow Account") for the benefit of the creditors of AMGAM and AGRM,
           (ii) PMCC agreed to pay into the Escrow Account a monthly charter payment of $215,000 for the period from December 1, 1998 through April 15, 2000 (and made all such payments through July 31, 1999). On August 10, 1999, the Company sold the Gold Coast Casino barge to The President Riverboat Casino-Mississippi, Inc. (the "Purchaser"), an affiliate of PMCC, for $6,827,500, calculated as $5,000,000 plus all remaining charter payments. Upon closing the Purchaser paid $1,000,000 into an Escrow Account and delivered a promissory note in the amount of $5,827,500 to an escrow agent, to disburse all amounts paid by the Purchaser pursuant to the Mississippi Plan.

           On July 23, 1999, the Mississippi Bankruptcy Court confirmed the Mississippi Plan. Pursuant to the Mississippi Plan, the Company's and Shamrock's claims will be paid from (a) 70% of all escrowed charter payments, including the Amendment Payments, (b) 72% of the first $3,000,000 of net proceeds from the sale of the Gold Coast Barge, and
           (c) 75% of the net proceeds in excess of $3,000,000 from the sale of the Gold Coast Barge. Additionally, all equity interests of the Company in AMGAM and AGRM were cancelled as of the effective date of the Mississippi Plan.

NOTE 10 - DISCONTINUED VENTURES

           As a result of the confirmation of the Mississippi Plan, as of July 23, 1999, the Company set off "Short Term Portion of Estimated Net Liabilities for Subsidiaries in Bankruptcy", totaling approximately $3,635,000, against the "Restricted Cash Mississippi" and "Note Receivable" amounts (totaling approximately $2,024,000 and $1,611,000, respectively) to be received by creditors of AMGAM and AGRM other than the Company. Additionally, as a result of the confirmation of the Mississippi Plan and the dismissal of an adversary complaint filed by the Official Committee of Unsecured Creditors of AMGAM Associates challenging the transfer of the Gold Coast Barge from AGRM to the Company, the Company recognized "Deferred Charter Revenue" of approximately $11,743,000 as revenue for the year ended December 31, 1999.

           In accordance with the Letter Agreement, the Company transferred to Shamrock substantially all of the Company's rights, title and interest under the Mississippi Plan (Note 5).

      Nevada

           Prior to 1998, pursuant to an agreement between Shamrock and the Company under which Shamrock provided the necessary funds to the Company to close the purchase of the Harolds Club casino in Reno, Nevada, the Company transferred to Shamrock title to the land and the building related to the Harolds Club. Shamrock assumed responsibility for all carrying costs of the Harolds Club property including, but not limited to, lease payments under certain land leases held by the Company related to the Harolds Club, taxes, insurance and utilities. Such land leases were assigned by the Company to Shamrock on September 29, 1998.

           On June 25, 1999, Shamrock sold the Harolds Club in Reno, Nevada. All five land- leases held by Shamrock related to the Harolds Club terminated at closing. The Company was released from all obligations under such leases, except that the Company agreed to indemnify the five lessors of the Harolds Club property against any environmental liabilities resulting from intentional or negligent conduct on the part of the Company. The Company is unaware of, and no claim has been asserted related to, adverse environmental conditions at the Harolds Club resulting from intentional or negligent conduct on the part of the Company. Additionally, lawsuits filed against the Company by the five lessors of the Harolds Club property and cross-claims filed against the Company by co-defendants were dismissed upon closing, and any judgments which were entered have been withdrawn and set aside as if not entered.

           Due to certain lease guarantees, the Company had recorded unpaid Harolds Club lease payments and property taxes from April 1996 through March 1999, collectively totaling approximately $2,307,000 (the "Unpaid Harolds Club Obligations"), as current liabilities. The Company had recorded the amount of the Unpaid Harolds Club Obligations as a receivable due from Shamrock, but, as a result of the Company's determination that there was a substantial likelihood that such amounts would be uncollectible, the Company fully reserved for such amounts at the same time such amounts were recorded as a receivable. As a result of the sale of the Harolds Club, and the consequent release of the Company from all obligations under such leases and the dismissal of all related lawsuits and cross-claims against the Company, the Company reversed the Unpaid Harolds Obligations as of June 30, 1999.

           Prior to 1998, Shamrock and the Company entered into an agreement pursuant to which Shamrock agreed, upon the sale of the Harolds Club, to reimburse the Company for (i) all costs and expenses, in an amount not to exceed $15,000, incurred by the Company in connection with such sale, (ii) all reasonable attorneys' fees incurred by the Company in connection with litigation commenced against, among others, the Company by the five lessors of the Harolds Club property, and (iii) all reasonable costs and expenses incurred by the Company in connection with the operation and maintenance of the Harolds Club. The Company had recorded the amount of such costs and expenses as a receivable due from Shamrock, but, as a result of the Company's determination that there was a likelihood that Harolds Club would not be sold, the Company fully reserved for such amounts at the same time such amounts were recorded as a receivable. As a result of the sale of the Harolds Club, the Company set off such amounts, collectively totaling approximately $524,000 as of June 30, 1999, against the Company's indebtedness due to Shamrock.

      Alabama

           Prior to 1998, the Company acquired the GM&O Building in Mobile, Alabama for approximately $1,006,000 in cash and subsequently recognized write downs in the value of such investment to reflect its fair market value.

           On March 1, 1999, the Company sold the GM&O Building to the City of Mobile for approximately $423,000. The Company used the net sales proceeds of approximately $415,000 for working capital purposes.

      Nebraska

           Prior to 1998, the Company entered into an assignment and transfer agreement with American Heartland Corporation ("AHC"), and Big Red Keno, Ltd., a licensed keno operator in Omaha, Nebraska ("BRK"), pursuant to which: (i) the Company assigned, and AHC assumed, all of the Company's rights and obligations under a certain financing agreement with BRK to provide equipment, services and financing for the operation of a multiple parlor keno game in the City of Omaha in exchange for a revenue participation equal to 50% of cash net income of BRK after deduction of certain cash payments by BRK: (ii) the Company transferred and assigned to AHC all of the Company's right, title and interest to all of the assets utilized by the Company in the conduct of its keno gaming activities, including, without limitation, the Company's computerized keno system and all maintenance and servicing agreements with the licensed operators for stations and locations at which the Company's computerized keno system is utilized; (iii) the Company agreed not to compete, directly or indirectly, with AHC or BRK as a distributor, manufacturer or maintainer of keno equipment or software, other than in the normal course of any casino operations of the Company for a period of five years; (iv) AHC paid the Company $500,000 on March 29, 1996; and (v) AHC issued and delivered its promissory note to the Company in the principal amount of approximately $1,112,000 (the "Keno Note"). On September 22, 1998, AHC asserted set offs against the Keno Note aggregated approximately $198,000. The Company received principal and interest payments on the Keno Note totaling $850,000 through December 31, 1998. On January 8, 1999, the Company agreed to the payment of $300,000 from AHC in full satisfaction of the Keno Note and accordingly recorded a writedown in the value of the Keno Note in the amount of $165,000.

NOTE 11 - NONCASH INVESTING AND FINANCING ACTIVITIES

      Noncash investing and financing activities occurred as follows:

                                                             Eight Months
                                                                Ended         Year Ended
                                                              August 31,     December 31,
                                                                2000            1999
           Write-off of fully-depreciated equipment          $     80,000    $       -
           Accretion on Series C and D Preferred Stock            950,000      1,267,000
           Dividends on Series C, D and E Preferred Stock             -          600,000
           Reversal of Previously Accrued Accretion:
               Preferred Stock (see Note 6)                    18,086,000            -
           Reversal on Previously Accrued Dividend:
               Preferred Stock (see Note 6)                           -        3,153,000
           Transfer of assets to stockholder and reduction
            of related indebtedness                                   -       14,013,000
           Quasi-reorganization                                60,099,000            -

      The Company's Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock were all converted into Common Stock as of July 21, 2000. Accordingly, the Company reversed the accretion previously accrued with respect to such preferred stock for the eight months ended August 31, 2000. Pursuant to the Agreement (Note 6), Shamrock waived all accrued dividends, whether declared or undeclared, on the Series C Preferred Stock and the Series D Preferred Stock. Accordingly, the Company reversed such accrued dividends for the year ended December 31, 1999.

      The Company paid no interest or income taxes for the eight months ended August 31, 2000 or for the year ended December 31, 1999.

NOTE 12 - PER SHARE DATA

      The following presents the computation of basic earnings per share and diluted earnings per share.

                                                       Eight Months
                                                          Ended         Year Ended
                                                        August 31,     December 31,
                                                          2000            1999
Net Income (Loss)                                     $ (1,426,000)   $ 60,131,000
                                                      ------------    ------------

Dividends and Accretion on Preferred Stock
     Accretion                                            (950,000)     (1,267,000)
     Dividends                                             (10,000)       (600,000)
     Reversal of previously accrued accretion upon
      conversion                                        18,086,000             -
     Reversal of previously accrued dividends                  -         3,153,000
                                                      ------------    ------------
         Total Dividends and Accretion on Preferred
          Stock                                         17,126,000       1,286,000
                                                      ------------    ------------

Net Income Available for Common Stockholders          $ 15,700,000    $ 61,417,000
                                                      ============    ============

Basic Income Per Share
     Before extraordinary credit                      $       1.28    $       6.84
     Extraordinary credit                                      -             22.56
                                                      ------------    ------------

         Total Basic Income per Share                 $       1.28    $      29.40
                                                      ============    ============

                                                        Eight Months
                                                           Ended        Year Ended
                                                         August 31,    December 31,
                                                            2000           1999
Diluted Income Per Share
     Before extraordinary credit                        $       0.06   $       0.06
     Extraordinary credit                                        -             0.12
                                                        ------------   ------------

         Total Diluted Income per Share                 $       0.06   $       0.18
                                                        ============   ============

Shares Outstanding
     Basic weighted average number of common shares
      Outstanding                                         12,229,537      2,088,684
     Dilutive effect of conversion of options                168,259            -
     Dilutive effect of conversion of preferred stock
      Series A, C, D & E                                 256,805,556    302,751,375
                                                        ------------   ------------

         Total Shares Outstanding                        269,203,352    304,840,059
                                                        ============   ============

NOTE 13 - QUASI-REORGANIZATION

      Effective July 21, 2000, the Company's Board of Directors approved a quasi-reorganization. The effect of the quasi-reorganization was to eliminate the accumulated deficit of $60,099,000 by application of the Company's paid-in capital. The quasi-reorganization had no impact on the Company's cash flows, total stockholders' equity or the tax basis of its assets, but resulted in a consolidated balance sheet that better reflects the Company's current financial position.

NOTE 14 - SEGMENT INFORMATION

      Prior to 2000, the Company operated various gaming operations through wholly-owned subsidiaries. The Company is focusing its efforts on other areas of the entertainment business and is currently not actively seeking to develop gaming projects. Future operations of the Company will be organized around three primary segments:

          o Live and Televised Entertainment: The creation, marketing and distribution of the Company's live and televised entertainment events through over-the-air television and Internet broadcasting, includes the sale of the integrated sponsorship and commercial advertising time within the Company's events and programs;

          o Branded Merchandise: The marketing, promotion and licensing of the Company's branded merchandise; and

          o New Media: The creation of a new media platform designed to fully capitalize on the live and televised entertainment and branded merchandise segments and generate revenue from the sale of advertising, memberships and merchandise on the Company's Internet site.

                                       Live and
                                       Televised      Branded                  Gaming                        Segment
                                     Entertainment  Merchandise  New Media  Entertainment     Other          Totals
Eight months ended August 31, 2000
Operating costs                      $   (664,000)  $     -     $    -     $        -     $        -     $   (664,000)
Selling, general and administrative
 expenses                                     -           -          -         (470,000)      (300,000)      (770,000)
                                     ------------   ----------  --------   ------------   ------------   ------------
Segment (Loss)                       $   (664,000)  $     -     $    -     $   (470,000)  $   (300,000)  $ (1,434,000)
                                     ============   ==========  ========   ============   ============   ============

As of August 31, 2000
Cash                                        $ -     $     -     $    -     $     61,000   $    233,000   $    294,000
Restricted cash                               -           -          -           80,000            -           80,000
Prepaid expenses                          970,000         -          -           60,000         75,000      1,105,000
Other current assets                          -           -          -            1,000          8,000          9,000
Production costs                           60,000         -          -              -              -           60,000
Net property and equipment                    -           -          -            4,000         23,000         27,000
Other assets                                  -           -       98,000            -              -           98,000
                                     ------------   ----------  --------   ------------   ------------   ------------
Total Segment Assets                 $  1,030,000   $     -     $ 98,000   $    206,000   $    339,000   $  1,673,000
                                     ============   ==========  ========   ============   ============   ============

Year ended December 31, 1999

Revenues                             $        -     $     -     $    -     $ 11,743,000   $        -     $ 11,743,000
Selling, general and administrative
 expenses                                                                    (1,436,000)           -       (1,436,000)
Other income                                  -           -          -        2,867,000            -        2,867,000
                                     ------------   ----------  --------   ------------   ------------   ------------
Segment Profit                       $        -     $     -     $    -     $ 13,174,000   $        -     $ 13,174,000
                                     ============   ==========  ========   ============   ============   ============

As of December 31, 1999
Cash                                 $        -     $     -     $    -     $    127,000   $        -     $    127,000
Prepaid expenses                              -           -          -           58,000            -           58,000
Due from stockholder                          -           -          -          376,000            -          376,000
Other current assets                          -           -          -            7,000            -            7,000
Net Property and equipment                    -           -          -            5,000            -            5,000
                                     ------------   ----------  --------   ------------   ------------   ------------
Total Segment Assets                 $        -     $     -     $    -     $    573,000   $        -     $    573,000
                                     ============   ==========  ========   ============   ============   ============

NOTE 15 - CONSOLIDATING INFORMATION

                                                           Eight Months Ended August 31, 2000
                                                    -------------------------------------------------
                                                       Women of            WOW
                                                    Wrestling, Inc.  Entertainment,Inc.  Consolidated
OPERATING REVENUE
       Equity interests in gaming projects            $       -         $       -         $       -
                                                      -----------       -----------       -----------

OPERATING COSTS AND EXPENSES
       Operating costs                                    664,000               -             664,000
       Selling, general and administrative expenses       300,000           470,000           770,000
                                                      -----------       -----------       -----------
            Total Operating Costs and Expenses            964,000           470,000         1,434,000
                                                      -----------       -----------       -----------

Operating (Loss)                                         (964,000)         (470,000)       (1,434,000)
                                                      -----------       -----------       -----------

INTEREST INCOME                                             2,000             6,000             8,000
                                                      -----------       -----------       -----------

Net (Loss) before Provision for Income Taxes             (962,000)         (464,000)       (1,426,000)

PROVISION FOR INCOME TAXES                                    -                 -                 -
                                                      -----------       -----------       -----------

NET (LOSS)                                            $  (962,000)      $  (464,000)      $(1,426,000)
                                                      ===========       ===========       ===========

                                                           Eight Months Ended August 31, 2000
                                                    -------------------------------------------------
                                                       Women of            WOW
                                                    Wrestling, Inc.  Entertainment,Inc.  Consolidated
CURRENT ASSETS
       Cash                                           $   233,000       $    61,000       $   294,000
       Restricted cash                                        -              80,000            80,000
       Prepaid insurance                                   75,000            60,000           135,000
       Prepaid distribution fee                           970,000               -             970,000
       Other current assets                                 8,000             1,000             9,000
                                                      -----------       -----------       -----------
            Total Current Assets                        1,286,000           202,000         1,488,000

PRODUCTION COSTS                                           60,000               -              60,000

PROPERTY AND EQUIPMENT                                     23,000             4,000            27,000

WEB-SITE DEVELOPMENT COSTS                                 98,000               -              98,000
                                                      -----------       -----------       -----------

            TOTAL ASSETS                              $ 1,467,000       $   206,000       $ 1,673,000
                                                      ===========       ===========       ===========

                                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
       Accounts payable                               $   162,000       $     2,000       $   164,000
       Due to escrow agent                                    -              80,000            80,000
       Accrued payroll and related expenses                 2,000           116,000           118,000
       Accrued expenses                                    40,000               -              40,000
                                                      -----------       -----------       -----------
            Total Current Liabilities                     204,000           198,000           402,000
                                                      -----------       -----------       -----------

STOCKHOLDERS' EQUITY
       Preferred stock                                  1,300,000               -           1,300,000
       Preferred stock subscribed (7,000 shares)          700,000               -             700,000
       Common stock                                           -             624,000           624,000
       Additional paid in capital and warrants
            outstanding                                   158,000               -             158,000
       Accumulated deficit                               (195,000)         (616,000)         (811,000)
                                                      -----------       -----------       -----------
                                                        1,963,000       #     8,000         1,971,000
       Less: Preferred stock subscribed (7,000 shares)   (700,000)              -            (700,000)
                                                      -----------       -----------       -----------
            Total Stockholders' Equity                  1,263,000       #     8,000         1,271,000
                                                      -----------       -----------       -----------

                 TOTAL LIABILITIES AND STOCKHOLDERS'
                 EQUITY                               $ 1,467,000       $   206,000       $ 1,673,000
                                                      ===========       ===========       ===========